POWER OF ATTORNEY


         I, the undersigned director, officer or 5% shareholder of Gundle/SLT Environmental, Inc., do hereby constitute and appoint (i) Roger Klatt, C. Wayne Case, Pat Duff of Gundle/SLT Environmental, Inc., (ii) T. William Porter, and
(iii) any other partner or associate of the firm of Porter & Hedges, L.L.P., or any one of them, my true and lawful attorneys and agents, to executive any and all Forms 3, 4 and/or 5, and/or Schedules 13-D and/or 13-G for me and in my name, which said attorneys and agents, or any one of them, after consultation with, and oral authorization by me, may deem necessary or advisable to enable me to comply with the disclosure requirements of the Securities Exchange Act of 1934, as amended, and any rules, regulations, and requirements of the Securities and Exchange commission promulgated thereunder.

         IN WITHNESS WHEREOF, the undersigned has signed his name to this Power of Attorney this 18th day of March, 1998.




                                          /s/  EDWARD T. SHEEHAN
                                          -----------------------------------
                                          Edward T. Sheehan